================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                      SB-2


                                 AMENDMENT NO. 8
                                 ---------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            BIGINNING VENTURES, INC.
                 (Name of small business issuer in its charter)



        NEVADA                        1081                    98-0349089
(State or jurisdiction of      (Primary Standard          (I.R.S. Employer
    incorporation or       Industrial Classification        Identification
     organization)                   Number)                     Number)

                                15490 CLIFF AVE.
                         WHITE ROCK, BC V4B 1V6, CANADA
                            Telephone: (604) 594-8034
                            Facsimile: (604) 683-8087
     ------------------------------------------------------------------------
    (Address and telephone number of principal executive offices and place of business)

                          Nevada Agency & Trust Company
                           50 West Liberty, Suite 880
                               Reno, Nevada 89501
                           Telephone : (775) 322-0626
                            Facsimile: (775) 322-5623
             --------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                          /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                           / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                      / /

                         CALCULATION OF REGISTRATION FEE

Title of each class        Amount to be        Proposed maximum         Proposed maximum         Amount of
of securities              registered          offering price           Aggregate                registration fee
To be registered                               per share                offering price
Common Stock,               1,250,000           $0.10                    125,000                  $11.50
$.001 par value


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            BIGINNING VENTURES, INC.

                          1,250,000 SHARES COMMON STOCK

                         OFFERING PRICE $0.10 PER SHARE

This is our initial public offering. We are registering a total of 1,250,000 shares of our common stock at a price of $0.10 per share in a best efforts offering. The minimum number of shares offered to any purchaser and the minimum number of shares that can be purchased by any purchaser is 25,000 shares for $2,500. Proceeds from this offering will not be placed in an escrow account or similar account.

INVESTING IN OUR STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

There is no established public market for our common stock and we have arbitrarily determined the offering price. The offering will remain open for 90 days, unless we decide to cease selling efforts prior to this date. The offering period may also be extended for a period of 90 days.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                PRICE TO PUBLIC PAYABLE IN    COMMISSIONS & DISCOUNTS PRIOR     PROCEEDS TO COMPANY PRIOR TO
                  CASH ON SUBSCRIPTION        TO LEGAL AND ACCOUNTING FEES      OFFERING EXPENSES OF$18,031
Per Share                        $0.10                             $0.00                            $0.10
Minimum                          $0.00                             $0.00                            $0.00
Maximum                    $125,000.00                             $0.00                      $125,000.00

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

BIGINNING VENTURES, INC.

The date of this prospectus is September 28, 2004

                                TABLE OF CONTENTS
Prospectus Summary                                                                                           1
Risk Factors                                                                                                 2
Use of Proceeds                                                                                              3
Determination of Offering Price                                                                              5
Dilution                                                                                                     5
Plan of Distribution                                                                                         6
Directors, Executive Officers, Promoters and Control Persons                                                 8
Security Ownership of Certain Beneficial Owners and Management                                              10
Description of Securities                                                                                   10
Certain Relationships and Related Transactions                                                              13
Description of Business                                                                                     13
Management' Discussion and Analysis of Financial Condition and Results of Operations                        21
Legal Matters                                                                                               23
Experts                                                                                                     23
Additional Information                                                                                      23
Financial Statements                                                                                        F1

                               PROSPECTUS SUMMARY

BIGINNING, INC. was incorporated under the laws of the State of Nevada on May 7, 2001. We have not commenced active business operations.

We are a pre-exploration stage company. We have acquired a mining lease on an un-patented lode mineral claims located in northeastern Washoe County, Nevada. A patented lode mineral claim is the highest form of holding a mineral claim. It means that no more assessment work is necessary and that all mineral rights, both surface and underground, are included in the claim. An un-patented claim means that more assessment work is necessary before all mineral rights can be claimed. We intend to explore for metals, including gold and other valuable minerals, on our property. There can be no assurance that valuable minerals exist on our property until proper geological testing and analysis is performed.

Our administrative office is located at 15490 Cliff Avenue White Rock, B. C. V4B 1V6 Canada, (604) 542-2566. Our Nevada office is located at 50 West Liberty Street, Suite 880, Las Vegas, Nevada, 89501. Our fiscal year end is December 31.


                          SUMMARY FINANCIAL INFORMATION

Date                                Assets      Liabilities       Stockholders' Deficit      Net Loss since inception
December 31, 2003                     $791          $35,217              $34,426                       $59,426
June 30, 2004                       $1,892          $40,237              $38,345                       $63,345

                                  THE OFFERING


Securities Offered                  1,250,000 shares of common stock.

Offering   Price                    The shares  are offered at $0.10  per  share
                                    for  total  gross  offering.   proceeds  of
                                    $125,000.00.   Investors  must  purchase  a
                                    minimum of 25,000 shares at a price of $2,500.

Terms of  The   Offering:           There is no minimum  offering.  Accordingly,
                                    as shares are sold, we will use the money raised for our The Offering activities. The offering will remain open for 90 days, and an additional 90 days at the sole discretion of our management, unless the total proceeds are earlier received or we determine, in our sole discretion to cease selling efforts.

Net Proceeds                        $106,969 after payment of offering  expenses
                                    of $18,031. Net proceeds may be negative if less than the amount necessary to cover the offering expenses is raised.

Use Of Proceeds                     We will use the proceeds to pay for offering
                                    expenses, research and exploration.  See
                                    "Use of  Proceeds" on page 3.

                                  RISK FACTORS

IF THERE ARE NO MINERALS ON OUR PROPERTY YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We must conduct exploration to determine what amount of minerals, if any, exist on our property, and if any minerals which are found can be economically extracted and profitably processed. We do not claim to have any minerals or reserves whatsoever at this time on any of our claims.

IF WE ARE NOT ABLE TO OPERATE PROFITABLY YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our company was organized on May 7, 2001 and is a start-up company. We have no operating history and we do not have any business prior to our organization. As of December 31, 2003, the date of our most recent audited financial statement, we had incurred losses of $59,426 (June 30, 2004 - $63,345) and we expect losses to continue. There is nothing at this time on which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

AN INVESTMENT IN OUR SHARES IS VERY RISK BECAUSE OUR INDEPENDENT ACCOUNTANTS' AUDIT REPORT STATES THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO STAY IN BUSINESS

Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.

IF WE DO NOT RAISE ENOUGH MONEY TO IMPLEMENT OUR BUSINESS PLAN YOU COULD LOSE YOUR ENTIRE INVESTMENT.

There will be no proceeds available from this offering to fund our business operations unless we sell at least 50% of the securities being offered. If we are unable to sell at least 50% of the of the securities being offered, we will have to find other means with which to finance our operations, such as a private placement of securities or loans. Phase 1 and 2 of our exploration program will cost $94,700. If justified, Phase 3 of our exploration program will cost $121,400. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event
that  the   proceeds   from  this   offering  are  not   sufficient   given  the
capital-intensive nature of our business, we may need to seek additional financing from commercial lenders or a private placement or other sources, for which we presently have no commitments or arrangements.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IF A TRADING MARKET DOES NOT DEVELOP.

Because there is no public trading market for our common stock, you may not be able to resell your shares. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

MANAGEMENT HAS NO TECHNICAL EXPERIENCE RELATING TO MINERAL EXPLORATION AND WILL NOT SPEND FULL TIME ON THE BUSINESS WHICH COULD IMPACT OUR ABILITY TO IMPLEMENT OUR OPERATIONS.

Our sole employee, shareholder, officer and director is Martin Lehn. He will not be employed full time, at least initially, as he is involved with other businesses. He will initially spend only 15 to 20 hours per week managing BigInning. He is also our sole employee, shareholder, officer and director and has no technical experience relating to mineral exploration or geology. Thus, he may not be fully aware of the many specific requirements of working within this industry. His decisions and choices may not take into account standard geologic, engineering or managerial approaches to mineral exploration commonly in use. Consequently, our operations could suffer irreparable harm due to management's lack of experience in this industry.

IT MAY BE DIFFICULT TO SELL YOUR SHARES BECAUSE WE WILL BE SUBJECT TO THE PENNY STOCK RULES.

Our shares will be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. The penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                                 USE OF PROCEEDS

The net proceeds to us from the sale of the 1,250,000 shares offered hereby at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $18,031 for legal, accounting, printing and other costs in connection with the offering.

The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. As the table depicts, unless we sell at least 50% of the offering, we will not even be able to begin drill site constructions. Further, unless we sell at least 75% of the offering, we will not be able to conduct any drilling exploration at all. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                       Percentage of Total shares Offered      25%           50%             75%              100%
                                                               ($)           ($)             ($)               ($)
------------------------------------------------------------------------------------------------------------------------
Shares sold                                                    312,500        625,000           937,500        1,250,000
Gross proceeds from offering                                    31,250         62,500            93,750          125,000
Less: Offering Expenses                                         18,031         18,031            18,031           18,031
Net Offering Proceeds                                           13,219         44,469            75,719          106,969
Use of Net Proceeds*
  Geological Mapping & Map Compilation                           5,000          5,000             5,000            5,000
  Soil and Rock Sampling                                         3,000          3,000             3,000            3,000
Geophysical surveys                                                             8,000             8,000            8,000
  Bonding for Drill Program                                                     5,000             5,000            5,000
  Drill Site Construction                                                       3,000             3,000            3,000
  Drilling (4 holes - 800fta @ $15/ft)                                                           48,000           48,000
  Assay Drill Samples (649 @ $12 each)                                                                             7,700
  Wages, per diem, vehicle, project geologist                                                                     10,000
  Reclamation                                                                                                      5,000
  Working Capital *                                              5,219         20,469             3,719           12,269
Total Use of Proceeds                                           13,219         44,469            75,719          125,000

* The use of net proceeds describes the expenses that will be incurred in association with Phase 1 and 2 of our business plan. Phase 3 of the business plan will not be implemented until the success of Phase 1 and 2 is evaluated to determine whether further exploration work is warranted. For this reason, we will retain as working capital any sums not utilized in Phase 1 and 2 until further financing is obtained for Phase 3 assuming further exploration work is warranted.

Phase 1 and 2 of our exploration program will cost $94,700. If justified, Phase 3 of our exploration program will cost $121,400. If commercially viable mineralization is found, of which there is no assurance, we anticipate additional development costs, depending upon the type of mineralization, the rate of return, the production rate, and the type of mining and ore processing that is utilized.

We will not be able to conduct meaningful exploration activities unless approximately 50% of the offering is sold. In addition, unless approximately 25% of the offering is sold, all of our paid in capital will have been utilized to pay the expenses of this offering. Unless approximately 25% of the offering is sold, we may not be able to pay the expenses of the offering. If we are not able to pay our offering expenses we will incur further losses. It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 1,250,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

Possible working capital uses include advertising and other ongoing selling, general and administrative expenses to be determined by our executive officers based upon their assessment of our company's needs.

Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if less than $19,000 is received, the entire amount will be applied toward legal and accounting fees for this offering as well as quarterly and annual reports required under the Securities Exchange Act of 1934.

                         DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

Dilution is the difference between the public offering price of $0.10 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

Our net book value prior to the offering, based on our June 30, 2004 financial statements, was ($38,345) or approximately ($0.0153) per common share. Prior to selling any shares in this offering, we had 2,500,000 shares of common stock outstanding, which were purchased by the founding shareholder for $25,000. We are now offering up to 1,250,000 shares at $0.10 per share. If all shares offered herein are sold, we will have 3,750,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value, will be $86,655 or approximately $0.023 per share. This would result in dilution to investors in this offering of $0.077 per share, or approximately 77% from the public offering price of $0.10 per share.

DILUTION TABLE

The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

                                                                          PERCENT OF OFFERING SOLD
                                                    ---------------------------------------------------------------------
                                                          25%               50%              75%              100%
                                                     312,500 Shares   625,000 Shares    937,500 Shares      1,250,000
                                                          Sold             Sold              Sold          Shares Sold
Public offering price/share                                    $0.10            $0.10             $0.10            $0.10
NTBV/share prior to offering                                $(0.015)         $(0.015)          $(0.015)         $(0.015)
Net proceeds                                                 $13,219          $44,469           $75,719         $106,969
Total shares outstanding                                   2,812,500        3,125,000         3,437,500        3,750,000
Increase attributable to new shareholders                     $0.006           $0.017            $0.026           $0.033
Amount of immediate dilution to new shareholders                109%              98%               89%              82%
Post offering pro forma NTBV/share                          $(0.009)           $0.002            $0.011           $0.018

COMPARATIVE DATA

The following table sets forth with respect to existing shareholder and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid the percentage of total consideration paid and the average price per share.

                                                                 TOTAL CONSIDERATION
                              -------------------------------------------------------------------------------------------
                                                         SHARES PURCHASED                                  Average Price
                              ------------------------------------------------------------------------
                                    Number             Percent             Amount            Percent            Per Share
                                   --------           --------           ---------           --------           ---------
Existing shareholder               2,500,000                67%            $25,000                16%              $0.01
New investors*                     1,250,000                33%           $125,000                84%              $0.10
Total                              3,750,000               100%           $150,000               100%              $0.04

*It is possible we may not sell any of the shares, in which case the proceeds to BigInning will be $0.


                              PLAN OF DISTRIBUTION

GENERAL

The  following   discussion   addresses  the  material  terms  of  the  plan  of
distribution.

We are offering up to 1,250,000 shares of our common stock at a price of $0.10 per share to be sold by Mr. Lehn, our principal executive officer and director. This will be the only method of distribution. BigInning does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares. The offering will not be sold to officers, directors or affiliates of BigInning. The minimum purchase is 25,000 shares at $.10 per share or $2,500.00.

Our president, Mr. Lehn, who is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Mr. Lehn is deemed not to be a broker for the following reasons:

- He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

- He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

- He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

-        He will restrict his participation to the following activities:

        a.        Preparing any written  communication  or  delivering  any
                  communication through the mails or other means   that does not
                  involve oral solicitation by him of a potential purchaser;

        b. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

        c.        Performing   administrative and clerical work involved in
                  effecting any transaction.

As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

The offering will remain open for a period until 90 days or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. The offering will be sold only to Canadian residents. Consequently, we will not register the offering in any state or rely on any state exemption from registration.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as market makers for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

Upon completion of this offering, we will have 3,750,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 1,250,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933.

The remaining 2,500,000 of common stock held by the existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. Of these shares, 2,500,000 became eligible for sale on May 7, 2002 subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price.

Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one- and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

There is presently no agreement by any holder, including our "affiliates," of "restricted" shares not to sell their shares.

NO ESCROW OF PROCEEDS

There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

None of these forward-looking statements refer to exploration, development, production or other anticipated mining activity.

                                LEGAL PROCEEDINGS

We are not a party to or aware of any threatened litigation of a material nature.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

    Name of Director           Age             Term Served                         Positions with Company
    ----------------           ---             -----------                         ----------------------
      Martin Lehn              40            Since inception           President, Secretary, Treasurer, and Director

Mr. Lehn will serve as management of our company. Mr. Lehn is expected to hold his position with our company until the next annual meeting of shareholders and devote approximately 15 to 20 hours per week to BigInning. Mr. Lehn has no technical experience in the mineral exploration field.


From 1995 to 2001 Mr. Lehn was co-owner and operator of The Dugout Baseball Corporation, a baseball and softball technical training facility that also organizes various baseball tournaments and seminars throughout British Columbia. From 1995 to present, he has been the co-owner and operator of The Okanagan Big League Experience Baseball Corporation, a development camp for baseball coaches and players of all ages. In addition, and also from 1995 to the present, he has been the co-owner and operator of the Okanagan Big League Experience Softball Camp, a development camp for softball players of all ages. From 1991 to 1999 he was the president and director of Berkshire International Mining, Ltd. (formerly Calco Resources Inc.), a mineral, oil and gas exploration company in California. Mr. Lehn served on the Berkshire (Calco) board of directors from 1991 until 1999. During this time on the board, the company was involved in diamond exploration projects in the North West Territories of Canada, and the province of Saskatchewan. These projects were exploration oriented only. Following Mr. Lehn's resignation, the company undertook an oil and gas project from the San Joaquin Valley in California. During Mr. Lehn's affiliation with Berkshire the company did not reach a production stage of commercial operations and the company was not sold or merged with another business entity. Mr. Lehn did not receive any special compensation, or considerations in stock, stock options or money when he resigned. Mr. Lehn received a Bachelor of Arts degree in Exercise Science and Health Promotion from Southeastern Louisiana University in 1988. He received a Master's Degree in Exercise Science and Health Promotion from Southeastern Louisiana University in 1990. Mr. Lehn was also an 8% shareholder in Globenet Resources, Inc. That company is currently engaged in the acquisition, exploration and, if warranted, development of natural resource properties, and currently holds one principal mineral property, located in the central part of the Province of Newfoundland and Labrador, Canada. Pursuant to an Agreement and Plan of Reorganization dated July 22, 2002, Globenet Resources Inc., a British Columbia corporation, acquired all the outstanding shares of common stock of Woodridge Capital Corp., a Delaware corporation, from the shareholders thereof in an exchange of an aggregate of 150,000 shares of common stock of Globenet. Immediately following the acquisition, Globenet Resources (Delaware) Corp. ("Subco") a Delaware corporation and a wholly-owned subsidiary of the Company merged with Woodridge. The acquisition was approved by the unanimous consent of the Board of Directors of Woodridge and its shareholders on July 23, 2002. The acquisition was effective on July 23, 2002. The merger was approved by unanimous consent of the respective Board of Directors of Subco and the Company on July 23, 2002. The merger was effective on July 26, 2002. Upon effectiveness of the acquisition and merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission Globenet elected to become the successor issuer to Woodridge for reporting purposes under the United States Securities Exchange Act of 1934 (the "1934 Act") and elects to report under the 1934 Act effective July 30, 2002.

EXECUTIVE COMPENSATION

Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended June 30, 2004, by Mr. Lehn, our sole executive officer.

                           SUMMARY COMPENSATION TABLE
                          LONG-TERM COMPENSATION AWARDS

Name                     Date                                   Salary ($)     Bonus ($)     Shares (#)
Martin Lehn              6 months-ended June 30, 2004             Nil           Nil            Nil
Martin Lehn              12 months-ended December 31, 2003        Nil           Nil            Nil
Martin Lehn              12 months-ended December 31, 2002        Nil           Nil            Nil
Martin Lehn              8 months-ended December 31, 2001         Nil           Nil            Nil

We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:

    NAME AND ADDRESS        TITLE OF CLASS      AMOUNT AND NATURE OF BENEFICIAL    PERCENTAGE OF CLASS       % AFTER
                                                           OWNERSHIP                                        OFFERING
--------------------------------------------------------------------------------------------------------------------
Martin Lehn                     Common                 2,500,000 shares                    100%                67%
15490 Cliff Ave.
White Rock, BC
Canada V4B 1V6
All officers and                Common                 2,500,000 shares                    100%                67%
directors as a group (1
person)

Prior to the sale of any shares in this offering, Mr. Lehn was the only shareholder of BigInning.


                            DESCRIPTION OF SECURITIES

The 1,250,000 shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock. There is currently no trading market for our stock.

COMMON STOCK

BigInning is presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

BigInning has reserved from its authorized but un-issued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable upon subscription of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

PREFERRED STOCK

BigInning is also presently authorized to issue 10,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from our company.

OPTIONS AND WARRANTS

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

DIVIDEND POLICY

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

TRANSFER AGENT

We intend to use Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89501 as our transfer agent and registrar for the common stock upon completion of the offering.

PENNY STOCK REGULATION

Our shares will probably be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our articles of incorporation contain provisions permitted under the Nevada Corporations Code relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Nevada. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Following the close of this offering, we will be subject to the State of Nevada's business combination statute. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and, accordingly, may discourage attempts to acquire us.

As permitted by Nevada law under Nevada Revised Statutes 78.037, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

In connection with the organization of BigInning, Martin Lehn, the founding shareholder, President, Secretary-Treasurer and Director of our company, has paid $25,000.00 cash to purchase 2,500,000 shares of common stock on May 7, 2001.

BigInning presently has no office facilities but for the time being will use as its business address the office of Mr. Lehn on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

We have no formal written employment agreement or other contracts with our officer, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. Lehn, will be available for any specific length of time in the future. Mr. Lehn anticipates initially devoting up to approximately 15 to 20 hours per week of her time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Lehn is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.

                                    BUSINESS

HISTORY AND ORGANIZATION

BigInning Ventures, Inc. (the "Company") was recently incorporated under the laws of the state of Nevada on May 7, 2001. We have not commenced business operations and we are considered a pre-exploration stage enterprise. To date, our activities have been limited to organizational matters, obtaining a mining engineer's report and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our company, the founding shareholder of our company contributed an aggregate of $25,000 cash in exchange for 2,500,000 shares of common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds there from, of which there is no assurance, for the ability to commence our proposed business operations. The Company has no current plans to conduct a merger, consolidation or other reorganization in the future.

PROPOSED BUSINESS

On June 30, 2001, we acquired a 20 year mining lease from Larry G. Martin, the owner of an un-patented lode mineral claim, sometimes referred to as the "OOPA Project," located approximately 47 miles northeast of Reno, Nevada and about 7 miles from Nixon, Nevada. The claim area is approximately 20.66 acres. An un-patented claim is one in which more assessment work is necessary before all mineral rights can be claimed. We are presently in the pre-exploration stage.

THERE IS NO ASSURANCE THAT A COMMERCIALLY VIABLE PRECIOUS MINERAL DEPOSIT EXISTS IN OUR PROPERTY UNTIL APPROPRIATE GEOLOGICAL EXPLORATION IS DONE AND A FINAL COMPREHENSIVE EVALUATION CONCLUDES THAT THERE IS ECONOMIC AND LEGAL FEASIBILITY TO CONDUCT MINING OPERATIONS.

The exploration program proposed by BigInning is designed to determine whether mining operations would be economically feasible. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations. Some of the factors that would be used by to determine whether to proceed with mining operations would be the data generated by our proposed exploration program. This data will be evaluated to confirm that a mineral deposit is sufficiently defined on three or more sides. Another factor would be investigation into whether a buyer or a market exists for the minerals and the prevailing market price for the minerals.

A lease for the claims was executed by us with Mr. Martin who is our landlord. By a lease agreement effective June 30, 2001 and amended on June 24, 2002 and January 9, 2004 the Company was granted the exclusive right to explore and mine the OOPA-1 resource property located in Washoe County of the State of Nevada. The term of this lease is for 20 years, renewable for an additional 20 years so long as the conditions of the lease are met. Minimum advance royalty payments and performance commitments are as follows:

Minimum Advance Royalty Payments:

The owner shall be paid a royalty of 4% of the net smelter returns from all production. In respect to this royalty, the Company is required to pay minimum advance royalty payments of the following:

        - $5,000 upon execution (paid) and $3,000 (paid) for extensions of the agreement
        - $2,000 upon execution of the amended agreement dated January 9, 2004 (paid);
        -   $5,000 by July 9, 2004 (paid subsequent to quarter-ended  June 30,
            2004);
        -   $10,000 by January 9, 2005; and
        -   Each  annual  payment  thereafter  of  US   $50,000  plus  an annual
            increase or decrease equivalent to the rate of inflation designated by the Consumer's Price Index for that year with execution year as
            base  year.   Each  such payment shall be made by January 1  of each
            successive year of the lease.

The Company can reduce the net smelter return to 0.5% by payment of a buy-out price of $5,000,000. Advance royalty payments made to the date of the buy-out will be applied to reduce the buy-out price.

Performance Commitment:
       In the event that the Company terminates the lease after June 1 of any year, it is required to pay all federal and state mining claim maintenance fees for the next assessment year. The Company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the Company's activities on the property.

Under the terms of the lease, BigInning may extend the initial term of 20 years for one additional period of 20 years provided that all conditions of the lease have previously been met. BigInning has the exclusive possession of the property for mining purposes during the term of the lease.

If BigInning fails to meet the above lease payments, the lease may be terminated if the landlord gives written notice of such default. After receipt of default, BigInning has 15 days to cure the default. In addition, the lease may be terminated if BigInning fails to make federal, state, and county maintenance payments or filing fees at least 15 days prior to due date. In that event, the landlord must notify BigInning of a possible default. After 10 days, if the default is not cured the landlord may initiate payment on the claims. BigInning will be able to cure this default by reimbursing all federal, state and county payments made by the landlord plus a 20% penalty within 30 days.

Under applicable federal, state, and county laws and regulations, annual mining claim maintenance or rental fees are required to be paid by BigInning for the un-patented mining claims which constitute all or part of the leased property, beginning with the annual assessment work period of September 1, 2002 to September 1, 2003. BigInning must timely and properly pay the federal, state, and county annual mining claim maintenance or rental fees, and must execute and record or file, as applicable, proof of payment of the federal, state, and county annual mining claim maintenance or rental fees and the landlord's intention to hold the un-patented mining claims. If BigInning does not terminate the agreement before June 1 of any subsequent lease year, BigInning will be obligated either to pay the federal, state, and local annual mining claim maintenance or rental fees for the property due that year or to reimburse the landlord.

BigInning also has the right to buy out the landlord's interest in exchange for a payment of $5,000,000 from which royalty payments made up to the time of the buyout may be deducted. If a buyout occurs, BigInning must also pay the landlord a perpetual 0.05 % royalty on all minerals recovered from the property.

The lease may be terminated at any time by BigInning provided that we give written notice 30 days prior to relinquishing the leased property. In the event BigInning desires to terminate the agreement after June 1 of any year, we are responsible for all federal, state, and county maintenance and filing fees for the next assessment year regarding the leased property. In addition, we must deliver to the landlord in reproducible form all data generated or obtained for the leased property, whether factual or interpretive. Finally, we must quitclaim to the landlord all claims located or acquired by us.

Our business activities to date have been restricted to obtaining a report from our mining engineer, Charles A. Braun, and preparing this offering. Mr. Braun is a registered professional engineer by the state of Colorado. We paid
Mr.  Braun  $250.00  for  his  report.   Mr.  Braun's   report  details   the
geological and mining history of the claims leased by BigInning, including the land status, climate, geology and mineralization. Mr. Braun has not performed any actual exploration on the property for us. Instead, Mr. Braun has reviewed the available literature on our claims and the surrounding areas.

Mr. Braun has concluded that based upon previous exploration activity in the area, sufficient evidence exists to warrant further exploration on the leased property which could then lead to actual mining operations. BigInning has leased an un-patented lode mining claims, OOPA #1. This claim is recorded in the Washoe County recorder's office and with the United States Bureau of Land Management
(BLM), BLM claim number NMC #823979 with title held by Mr. Martin, our lessor. The land on which the claims are located belongs to the United States Forest Service. All requisite federal and state fees and filings have been paid and are current.

The OOPA claim is located within a cluster of patented mining claims of third party ownership. As part of our exploration program, Mr. Braun has recommended that neighboring claims be leased by us should the results of Phase 1 and Phase 2 of our exploration program prove favorable. We have not yet estimated the cost of leasing additional claims.

The property leased by BigInning covers lands credited with sporadic tungsten production dating to 1917. Production was intermittent through 1939 but government tungsten purchases from mines in the area continued through 1956. The ore was prospected for uranium in the 1950s but no production figures are recorded. In 1976, however, a study did investigate the ground covered by our claim. This investigation identified precious metals and minerals commonly associated with precious metals, including highly anomalous gold values. Mr. Braun believes this would justify a direct target for drilling. This target area has never been followed up since the work performed in 1976. In addition, Mr. Braun believes that other claims in the vicinity of our claim have geologically significant features that trend in the direction of our claim to an extent such as to justify further exploration if sufficient mineralization were discovered on our claim. Consequently, he has concluded that there is a reasonable potential that additional exploration and drilling will outline important mineral reserves.

This particular property was selected for leasing because we were interested in leasing and/or acquiring a mineral property in Nevada in an area that had not been heavily explored. Through various professional contacts Mr. Lehn learned of the OOPA property and subsequently entered into a mining lease with the claim owner, Mr. Larry Martin who himself is experienced in mining. Mr. Martin has a Bachelor of Science degree in geological engineering from the Colorado School of Mines and over 25 years professional experience in operating gold mines, and exploration properties. In addition, a 1976 hydro-geochemical and stream-sediment survey report authored by Lawrence Livermore Laboratory, referenced in Mr. Braun's technical report, was the initial source of technical information used for selection of the property. Other technical information used includes two Nevada Bureau of Mines and Geology publications reviewed by Mr. Braun in his report. Mr. Braun has also concluded that the exploration potential for metals other than tungsten such as gold, silver, and uranium is minimal and that, historically, precious metal exploration has been limited in this area and there is no evidence of any large scale drilling programs.

The OOPA #1 is an exploration property. Additional geologic and geophysical work needs to be completed prior to drilling. We plan to conduct our exploration systematically during the proposed phase exploration programs. This type of procedure can limit the capital exposure. After each individual exploration technique within each phase is completed, the decision to further pursue the program is dependant upon results of the completed portions of the program.

Concerning the local geology, the surface geology is obscured over most of the property. This obstruction can be partially resolved by implementing geophysical exploration techniques. Outcrop exposures are limited but are adequate to confirm alteration of bedrock. The approximate rock sample locations reporting anomalous values of precious metals and geochemical evidence from the Livermore study coincide reasonably with these exposed outcrops. The exposed rock types are similar to those found at a nearby mine and described in detail in Bulletin 70, Geology and Mineral Deposits of Washoe and Storey Counties, Nevada. However, the variability of mineralization and alteration associated with the claim has not been ascertained.

The primary target areas are in to the northeast and the northwest of the claim. Mr. Braun believes these areas to have the highest potential to host economic grades of precious metals. The zones to date are not well defined and are recommended to have a minimum of geophysical work including but not limited to the following exploration techniques: VLF (Very Low Frequency) utilizing instrument and magnetic surveys utilizing a ground magnetometer. Magnetic highs are anticipated due to intrusive rocks, magnetic lows will aid in defining the more altered zones and more pronounced targets. The VLF surveys will aid in defining the structural trends and possibly variations in associated with the trends.

Mr.  Braun  recommends   drilling   proceed  after   completion,   review,   and
interpretation of additional geologic mapping, geochemical sampling and geophysical surveys. Proposed drill holes will be permitted to allow for minor revisions of bearing and angle of borehole. This procedure enables the project geologist to review the down the hole geologic information as target depths are intercepted and target each subsequent hole more precisely based on data generated in the field. No professional has yet been selected to conduct the proposed exploration work. The person chosen for this proposed work will be a qualified individual or team of geologist. Management has not yet visited the property.

Mr. Braun has recommended a three-phase drilling program. The phase approach was developed to be able to control costs and allot monies based on the success of each phase. Phases I , II and III are broken out below in detail.

PHASE I

We can specifically break out the Phase I portion from the report to include the work required to identify specific targets for drill locations. This includes but is not limited to: detailed surface geologic mapping of the property; geologic map compilation from near proximity lands utilizing U.S.G.S. and county mineral reports; soil and surface rock chip sampling, magnetic and VLF ground geophysical studies. The estimated costs for this work can be specifically broken out of the report as follows:

Geological Mapping and Map compilation         $ 5,000
Soil and Rock Sampling                         $ 3,000
Geophysical Surveys                            $ 8,000
                                          ------------
 TOTAL ESTIMATED COST                          $16,000

The work was set at a capped cost of $16,000 for the initial  exploration (Phase
I) program.

Timing Breakdown of Phase 1 work program:

         1)   Claim staking.   7 days

         2) Office compilation. Construct cross sections of historic drilling. 8 days.

         3) Aeromagnetics survey. 2 months for preparation until results are received and interpreted. The geologist will bid the job out, secure and review bids, select and meet with geophysical contractor. One to two days as actual flying time to obtain aeromagnetic data. Estimated 4 weeks later before geologist receives interpreted data and reviews data with geophysical contractor.

         4)   Soil sampling.  3 days.

         5) Drilling 2400'. 20 days. Assay results in 4 weeks. Compilation of data another 4 weeks.

         6)   Reclamation.  3 days.

PHASE II

Phase II portion of the program is to be implemented if the results produced from Phase I are encouraging, meaning that a reasonable chance of intercepting economic grade mineralization has been identified. Phase II is comprised of the following:

(1)  Drill  site  selection,   based  on  detailed  surface  geologic   mapping,
geochemical sampling and geophysical interpretation.

(2) Bonding and permitting the drilling program. Scheduling this portion of the exploration program is dependent upon the local regulatory agencies. Costs are estimated to be $5,000.

(3) Drill site construction (to be initiated after the permits and bonds have been approved by the local regulatory agencies). The estimated cost including mobilization and demobilization of equipment is $3,000.

(4) Drilling of 4 holes to depths of 800 feet with assays and support personnel is estimated to be $65,700.

(5) Reclamation of the drill pads and access road is estimated to cost $5,000.

The costs are summarized as follows:

Bonding for Drill Program                                              $ 5,000
Drill Site Construction                                                $ 3,000
Drilling (reverse circulation; 4 holes - 800fta. @ $15/ft)             $48,000
Assay Drill Samples (640 @ $12 ea)                                     $ 7,700
Wages, Per Diem, Vehicle - Project Geologist                           $10,000
Reclamation                                                            $ 5,000
                                                              ----------------
TOTAL                                                                  $78,700

Timing Breakdown of Phase II

1)       Drilling 15,000'.  4 months including drill site preparation.
2)       Reclamation:  15 days.
3)       Receive assay results, interpret data.  2 months.

PHASE III

Phase III would be implemented following the production of positive results from the Phase II program. Phase III includes the offset drilling of mineralized Phase II drill holes with the total cost estimated to be $121,400. This estimate includes 4 additional drill holes to a depth of 800 feet, one drill hole to a depth o 1,000 feet and a spot core program totaling approximately 800 linear feet. This is a broad estimate and may change significantly based on the types and grades of mineralization that might be encountered. We may increase or reduce the scope of this phase, or might farm out the project to another company to reduce the in house costs.

Drill Site Construction                                                         $ 4,000
Drilling (reverse  circulation;  4 holes-800 ft. @$15/ft                        $48,000
Drilling  (reverse  circulation and spot core; 1 hole-1000 ft. @$18/ft          $18,000
1 hole-800 ft.  @$18/ft                                                         $14,000
  Assays (1000 @ $!2 ea)                                                        $12,000
Project  Geologist- all expenses                                                $15,000
Reclamation and Bonding                                                         $10,000
                                                              -------------------------
TOTAL                                                                          $121,000

Timing Breakdown of Phase III

1)    Drill site constructions: 7 days
2)    Drilling: 20 days.
3)    Receive assay results: 30 days.

Upon completion of Phase 1 and 2, we will determine  whether to proceed to Phase
3. Justification for continuing into a Phase 3 program on our property is largely dependent upon drill results from the proposed holes planned during Phase 1 and 2. Leasing adjacent patented claims is important, but failure to do so would not stop the exploration program from continuing to Phase 3. If one or more of the proposed holes drilled in Phase 1 and 2 returns a find of mineralization, a Phase 3 program would be considered. This phase would consist of drilling an additional 6 holes to a depth of 800 to 1,000 feet each and thereafter collect and analyze assays.

LOCATION AND ACCESS

The OOPA #1 claim is located in northeastern Washoe County, Nevada approximately 47 miles northeast of Reno and approximately 7 miles northeast of Nixon, Nevada. Access from Reno follows Interstate 80 east approximately 25 miles to Wadsworth, Nevada, then approximately 15 miles north along State Highway 34 (the Gerlach
Road) to Nixon, Nevada. Following unimproved roads north and northeast of Nixon towards the west flank of Russell Peak for an additional 7 miles accesses the southern extension of the Nightingale mining district and the southern extension of Winnemucca Lake (a dry lake basin) where the claim is located.

CLAIM STATUS

BigInning has obtained a mining lease on one valid un-patented lode mining claim on file with the United States Bureau of Land Management records in Reno, Nevada in the name of Larry G. Martin. The claims are filed with the BLM as follows:

           CLAIM NAME                 BLM SERIAL NUMBER
           ----------                 -----------------
             OOP-1                       NMC 823979

Rental fees assessed by the BLM are $200.00 annually and intent to hold fees assessed by the State of Nevada are $11.00. These fees have been paid through August 31, 2002. The surrounding land is owned by the United States Forest Service and is open for staking. The land surrounding our claim is public domain administered by the Bureau of Land Management. As of June 19, 2001, the date of Mr. Braun's technical report, no other lode or placer unpatented mining claims had been located. No evidence was found of the recordation of any unpatented mining claims surrounding our claim during examination of mining claim land status at the Bureau of Land Management in Reno, Nevada and at the Washoe County Recorder's office in Reno, Nevada. The legal location of the claim is NE 1 / 4 section 28, T24N,  R24E,  M.D.M.  Nightingale  Mining  District,  Washoe County,
Nevada.


COMPETITIVE FACTORS

The mineral industry is fragmented. We compete with other exploration companies looking for a variety of mineral reserves. We may be one of the smallest exploration companies in existence. Although we will be competing with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available markets exist in North America and around the world for the sale of minerals. Therefore, we intend to develop mining claims to the production point in which major mining production companies would seriously consider pursuing the property as a valuable and significant acquisition.

REGULATIONS

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We currently have no permits for exploration or drilling. Exploration drilling, when the decision to do so is made, cannot occur without permission of the BLM. The permit required is a "Notice of Intent" which fully describes the intended program including location of drill sites, proposed access roads, type of equipment to be used, duration, reclamation plan, etc. The "Notice of Intent" form is available from the BLM. Once the company has decided on its intended exploration program, the BLM will be notified. A Notice of Intent will be submitted for BLM approval. BLM staff will then schedule a field visit with a company representative. BLM may call for adjustments in, say, access or location of drill sites or may approve the plan as is. BLM will call upon wildlife, biology, archaeological and other experts as needed to mitigate any expected impact. Before any physical disturbance may occur, the BLM will determine the amount and require a reclamation bond. Only after these steps are completed will a permit for exploration drilling be issued. It typically requires approximately 90 days to acquire drilling permits. We intend to begin the process of applying for drilling permits at the conclusion of this offering.

The initial drill program outlined in Phase 1 and 2 will be conducted on B.L.M. lands. The BLM will require the submittal of a plan of operation which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. The amount of the bonding would be based upon an estimate by the BLM related to the cost of reclamation if done by an independent contractor. It is estimated the bonding requirement would be $5,000.00. The water permit and fee is included in the reclamation cost which is estimated to be $1,000.00.

We would be subjected to the B.L.M. rules and regulations governing exploration on federal lands including a draft environmental impact statement or EIS, public hearings and a final EIS. The final EIS would address county and state needs and requirements and would cover issues and permit requirements concerning: air quality, heritage resources (potentially valuable cultural artifacts that are more than 50 years old such as cabins that may be located on the property), geology, energy, noise, soils, surface and ground water, wetlands, use of hazardous chemicals, vegetation, wildlife, recreation, land use, socioeconomic impact, scenic resources, health and welfare, transportation and reclamation. Bonding requirements for mining are developed from the final EIS.

We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations. BigInning anticipates that it will be required to post bonds in the event the expanded work programs involve extensive surface disturbance. We are not aware of any existing governmental regulation that might impact going forward with this project. For instance, the claims are not impacted by any type of wilderness or wilderness study designation by the BLM that would prohibit exploration and drilling. However, it is impossible to predict what governmental regulations may be passed in the future.

EMPLOYEES

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. BigInning will consider hiring technical consultants as funds from this offering and additional offerings or revenues from operations in the future permit. At present, our only employee is Mr. Lehn.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no employee, other than Mr. Lehn, our president and sole director who has received no compensation for his services. Mr. Lehn does not have an employment agreement with us. For a short period of year 2002, we also hired Leah Balderson as an administrative assistant responsible for coordinating the day to day activities of the company while this offering is being registered. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding and our property is not the subject of a pending legal proceeding and we are unaware of any threatened legal proceeding.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

We are a start-up, pre-exploration stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about our company upon which to base an evaluation of our performance. We are pre-exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of our properties. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON MAY 7, 2001

In 2001, we acquired our first interest in a lode mineral claim. At this time we have not yet commenced the research and/or pre-exploration stage of our mining operations on that property. We have paid $5,000 for a mining lease, $3,000 for an extension of that lease, and $2,000 for the advance payments of the royalty. During the 4th quarter of 2002, we also incurred $10,000 in administrative fees from Configuration Capital for services rendered during the year-ended December 31, 2002. Subsequently, the amount owing was forgiven and in the year-ended December 31, 2003, the amount was recorded in the Statement of Operations as "Write-off of Accounts Payable". We also hired Leah Balderson in exchange for a $5,000 consulting fee as an administrative assistant, responsible for coordinating the day to day activities of the company while this offering is being registered. After the year-end, we terminated the services of Leah Balderson. Our president, Mr. Lehn has since been responsible for coordinating the day to day activities of the Company As of the year-ended December 31, 2003, we reported accumulated deficit of $59,426. As of the second quarter-ended June 30, 2004, we reported accumulated deficit of $63,345.

PLAN OF OPERATIONS

Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on May 7, 2001 to May 31, 2001 was $25,000 as a result of proceeds received from our president and sole director. As of December 31, 2003, the president had also advance $14,997 (June 30, 2004 = $18,642) to augment the company's working capital requirements. Our business activities to date have been restricted to obtaining a mining engineer's report and preparing this offering.

BigInning's plan of operations for the next twelve months is to undertake Phase 1 and 2 of the drilling and exploration program. We can commence Phase 1 assuming at least 25% of the offering is sold. However, the total cost of Phase 1 and 2 is estimated to be $94,700 and therefore can not be completed unless approximately 85% the offering is sold. We have no plan to engage in any alternative business if BigInning ceases or suspends operations as a result of not having enough money to complete any phase of the exploration program.

Upon completion of Phase 1 and 2, we will determine  whether to proceed to Phase
3. The discovery of mineralization during the Phase 1 and 2 program will be sufficient justification to proceed to Phase 3. Phase 3 is designed to further identify areas of mineralization on our claims. In addition, we will may make investigations into whether a buyer or a market exists for our mineral products and analyze whether the minerals can be extracted by us for a profit.

This offering will only be adequate to finance Phase 1 and 2. Assuming we decide to proceed with Phase 3, we will be required to obtain additional financing. Phase 3 will consist of more extensive drilling of 6 holes averaging 800 to 1000 feet deep to determine the extent, depth and dip of ore discovered in Phase 1 and 2. Assuming only nominal amounts are received from this offering, we will only be able to satisfy our cash requirements for six months to a year and we will either have to revise our business plan before our cease operations. We have no commitments from management or our shareholder to provide financing.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, Mr. Lehn has paid $25,000 in cash in exchange for 2,500,000 shares of common stock. In addition, Mr. Lehn has advanced the Company $14,997 as at December 31, 2003 ($18,642 as at June 30, 2004). The funds have been utilized for organizational and start-up costs and as operating capital. We have paid $5,000 for a mining lease, $3,000 for an extension of that lease, and $2,000 for the advanced payments of royalty. Since inception to December 31, 2003, we have also incurred $37,547 in accounting, audit and legal fees ($38,547 to June 30, 2004); $10,000 in administrative fees ($10,000 to June 30, 2004); $5,000 in consulting fees ($5,000 to June 30, 2004) and $6,552 in filing fees ($7,302 to June 30, 2004).
As of December 31, 2003 we had sustained accumulative deficit of $59,426 ($63,345 as of June 30, 2004) since inception.

We will be required to sell at least 20% of this offering before commencing Phase 1 of our planned exploration program. In addition, unless approximately 85% of the offering is sold, we will not be able to complete Phase 1 and 2. Assuming sufficient funds are raised in this offering to complete Phase 1 and 2, we will be able evaluate within the next 12 months whether to proceed with Phase
3. Should we decide to proceed with Phase 3, we will be required to raise approximately $125,000.


                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS

The financial statements of BigInning Ventures, Inc. included in this prospectus for the period from inception on May 7, 2001 through the year-ended December 31, 2003 have been examined, and for the second quarter-ended June 30, 2004 have been reviewed, by Amisano Hanson, Suite 604-750 West Pender Street, Vancouver, Canada V6C 2T7, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both BigInning and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider. The Commission's phone number for the Public Reference Room is 1-800-SEC-0330.

Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing BigInning Ventures, Inc. 15490 Cliff Avenue, White Rock, B.C., Canada V4B 1V6.

        AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2003

                             BIGINNING VENTURES INC.

                        (A Pre-exploration Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                           December 31, 2003 and 2002

                             (Stated in US Dollars)
                             ----------------------

Terry Amisano Ltd.                                              AMISANO HANSON
Kevin Hanson, CA, CPA (Nevada)                       CHARTERED ACCOUNTANTS and
                                                   CERTIFIED PUBLIC ACCOUNTANT



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholders,
BigInning Ventures Inc.

We have audited the accompanying balance sheets of BigInning Ventures Inc. (A Pre-exploration Stage Company) as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 2003 and 2002, and the period May 7, 2001 (Date of Incorporation) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of BigInning Ventures Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, and the period from May 7, 2001 (Date of Incorporation) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                             "Amisano Hanson"
June 16, 2004                                            Chartered Accountants

                             BIGINNING VENTURES INC.
                        (A Pre-exploration Stage Company)
                                 BALANCE SHEETS
                           December 31, 2003 and 2002
                             (Stated in US Dollars)
                             ----------------------

                                                     ASSETS                        2003               2002
                                                     ------                        ----               ----
Current
   Cash                                                                      $           791     $         2,275
                                                                                ============        ============

                                                  LIABILITIES
                                                  -----------
Current
   Accounts payable and accrued liabilities                                  $        20,220     $        31,426
   Due to related party - Note 4                                                      14,997               6,498
                                                                                ------------        ------------
                                                                                      35,217              37,924
                                                                                ------------        ------------

                                           STOCKHOLDERS' DEFICIENCY
                                           ------------------------
Preferred stock, $0.001 par value
     10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
    100,000,000 shares authorized,
      2,500,000 shares issued                                                          2,500               2,500
Paid in capital                                                                       22,500              22,500
Deficit accumulated during the pre-exploration stage                            (     59,426)       (     60,649)
                                                                                ------------          -----------
                                                                                (     34,426)       (     35,649)
                                                                                ------------          -----------
                                                                             $           791     $         2,275
                                                                                ============          ===========
Nature and Continuance of Operations - Note 1
Commitments - Note 3
Subsequent Event - Note 3

                            SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A Pre-exploration Stage Company)
                            STATEMENTS OF OPERATIONS
               for the years ended December 31, 2003 and 2002 and
    for the period May 7, 2001 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                             ----------------------

                                                                                                     May 7, 2001
                                                                                                   (Date of Incor-
                                                                         Year ended                  poration) to
                                                                        December 31,                 December 31,
                                                                   2003               2002               2003
                                                                   ----               ----               ----
Expenses
   Accounting, audit and legal fees                         $           6,825  $          25,707  $          37,547
   Administrative fees                                                      -             10,000             10,000
   Bank charges                                                           124                109                429
   Consulting fees                                                          -                  -              5,000
   Filing fees and transfer agent                                       1,828              4,724              6,552
   Incorporation costs                                                      -                  -                900
   Mineral property costs - Note 3                                          -              3,418              8,518
   Office and miscellaneous                                                 -                280                480
                                                                 ------------       ------------       ------------
Loss for the period                                             (       8,777)     (      44,238)     (      69,426)
Other item:
   Write-off of accounts payable                                       10,000                  -             10,000
                                                                 ------------       ------------       -------------
Net income (loss) for the period                            $           1,223 $ (         44,238) $ (        59,426)
                                                                 ------------       ------------       -------------
Basic income (loss) per share                               $           0.00  $   (        0.02)
                                                                 ============       ============
Weighted average number of shares outstanding                       2,500,000          2,500,000
                                                                 ============       ============

                           SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A Pre-exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
               for the years ended December 31, 2003 and 2002 and
    for the period May 7, 2001 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                             ----------------------

                                                                                                     May 7, 2001
                                                                                                   (Date of Incor-
                                                                        Year ended                   poration) to
                                                                       December 31,                 December 31,
                                                                 2003                2002                2003
                                                                 ----                ----                ----
Cash Flows used in Operating Activities
   Net income (loss) for the period                         $        1,223      $ (     44,238)     $ (      59,426)
   Item not affecting cash:
    Write-off of accounts payable                             (     10,000)                  -        (      10,000)
   Changes in non-cash working capital items
     Prepaid expenses                                                    -              10,000                    -
     Accounts payable and accrued liabilities                 (      1,206)             28,926               30,220
                                                                -----------        -----------          ------------
                                                              (      9,983)       (      5,312)       (      39,206)
                                                                -----------        -----------          ------------
Cash Flows from Financing Activities
   Capital stock issued                                                   -                   -              25,000
   Due to related party                                              8,499               6,498               14,997
                                                                -----------        ------------         ------------
                                                                     8,499               6,498               39,997
                                                                -----------        ------------         ------------
Increase (decrease) in cash during the period                 (      1,484)              1,186                  791

Cash, beginning of the period                                        2,275               1,089                    -
                                                                ----------         ------------         ------------
Cash, end of the period                                     $          791      $        2,275      $           791
                                                                ==========         ============         ============
Supplemental disclosure of cash flow information:
  Cash paid for:
     Interest                                               $             -     $             -     $             -
                                                                ===========        ============         ============
     Income taxes                                           $             -     $             -     $             -
                                                                ===========        ============         ============


                           SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A Pre-exploration Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
     for the period May 7, 2001 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                             ----------------------

                                                                                       Deficit
                                                                                      Accumulated
                                             Common Shares             Additional    During the Pre-
                                             -------------              Paid-in       Exploration
                                         Number        Par Value        Capital           Stage             Total
                                         ------        ---------        -------           -----             -----
Capital stock issued
   For cash - at $0.01                    2,500,000 $        2,500  $       22,500  $            -     $       25,000

Net loss for the period                           -              -               -     (    16,411)       (    16,411)
                                          ----------     ---------       ---------      -----------         ----------
Balance, as at
 December 31, 2001                        2,500,000          2,500          22,500     (    16,411)             8,589
Net loss for the year                             -              -               -     (    44,238)       (    44,238)
                                          -----------    ----------      ---------      ------------        ----------
Balance, as at
 December 31, 2002                        2,500,000          2,500          22,500     (    60,649)       (    35,649)
Net income for the year                           -              -               -           1,223              1,223
                                          -----------    ----------      ----------      -----------        ----------
Balance, as at
 December 31, 2003                        2,500,000 $        2,500  $       22,500  $  (    59,426)    $  (    34,426)
                                          -----------    ----------      ----------      ------------       ----------


                           SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                             (Stated in US Dollars)
                             ----------------------

Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company is in the pre-exploration stage. The Company has entered into a lease agreement to explore and mine a property located in the State of Nevada, United States of America and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $59,426 since inception and, at December 31, 2003, has a working capital deficiency of $34,426. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The Company was incorporated in Nevada on May 7, 2001 and its fiscal year end is December 31.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Pre-exploration Stage Company
              -----------------------------

              The Company complies with Financial Accounting Standard Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

BigInning Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars) - Page 2
 --------------------

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Resource Properties
              -------------------

              Costs of lease, acquisition, exploration, carrying and retaining unproven properties are expensed as incurred.

              Environmental Costs
              -------------------

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------

              The Company follows Statement of Financial Accounting Standards, No. 109 ("SFAS No. 109"), "Accounting for Income Taxes" which requires the use of the asset and liability method for accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

              Basic Loss Per Share
              --------------------

              The Company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period.

              Financial Instruments
              ---------------------

              The carrying value of cash, accounts payable and accrued liabilities and due to a related party approximates fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

BigInning Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars) - Page 3
 --------------------

Note 3        Commitments

              i)  Mineral Lease

                  By a lease agreement effective June 30, 2001 and amended on June 24, 2002, December 10, 2002 and January 9, 2004 the Company was granted the exclusive right to explore and mine the OOPA-1 resource property located in Washoe County of the State of Nevada. The term of this lease is for 20 years, renewable for an additional 20 years so long as the conditions of the lease are met. Minimum advance royalty payments and performance commitments are as follows:

                  Minimum Advance Royalty Payments:

                    The owner shall be paid a royalty of 4% of the net smelter returns from all production. In respect to this royalty, the Company is required to pay minimum advance royalty payments of the following:
                        - $5,000 upon execution (paid) and $3,000 (paid) for extensions of the agreement
                        - $2,000 upon execution of the amended agreement dated January 9, 2004 (paid subsequent to December 31, 2003);
                        -        $5,000 by July 9, 2004 (subsequently paid);
                        -        $10,000 by January 9, 2005; and
                        - each annual payment thereafter of US $50,000 plus an annual increase or decrease equivalent to the rate of inflation designated by the Consumer's Price Index for that year with the execution year as the base year. Each such payment shall be made by January 1 of each successive year of the lease.

                    The Company can reduce the net smelter return to 0.5% by payment of a buy-out price of $5,000,000. Advance royalty payments made to the date of the buy-out will be applied to reduce the buy-out price.

                  Performance Commitment:

                    In the event that the Company terminates the lease after June 1 of any year, it is required to pay all federal and state mining claim maintenance fees for the next assessment year. The Company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the Company's activities on the property.

              ii) Capital Stock

                  The Company has filed a prospectus with the Securities and Exchange Commission on Form SB-2 for the sale and issue of up to 2,250,000 shares at $0.05 per share, subject to regulatory approval.

BigInning Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars) - Page 4
 --------------------

Note 4        Due to Related Party
              --------------------

              At December 31, 2003, the President of the Company has advanced $14,997 (2002: $6,498) to the Company. This amount is unsecured, non-interest bearing and has no specific terms for repayment.

Note 5        Deferred Tax Assets
              -------------------

              The following table summarizes the significant components of the Company's deferred tax assets:

                                                                       Total
                                                                       -----
             Deferred Tax Assets
               Non-capital loss carryforward                    $        9,857
             Valuation allowance for deferred tax asset            (     9,857)
                                                                   ------------
                                                                $            -
                                                                   ============

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 6        Income Taxes
              ------------

              No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2003 the Company has net operating loss carryforwards, which expire commencing in 2021, totalling approximately $59,426, the benefit of which has not been recorded in the financial statements.

                             BIGINNING VENTURES INC.

                        (A Pre-exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                                  June 30, 2004

                             (Stated in US Dollars)

                                   (Unaudited)
                                   -----------

                             BIGINNING VENTURES INC.
                        (A Pre-exploration Stage Company)
                             INTERIM BALANCE SHEETS
                       June 30, 2004 and December 31, 2003
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                                 June 30           December 31
                                                     ASSETS                        2004               2003
                                                     ------                        ----               ----
Current
   Cash                                                                      $         1,892     $           791
                                                                                ============         ===========

                                                  LIABILITIES
                                                  -----------
Current
   Accounts payable and accrued liabilities                                  $        21,595     $        20,220
   Due to related party                                                               18,642              14,997
                                                                                ------------          ----------
                                                                                      40,237              35,217
                                                                                ------------          ----------

                                         STOCKHOLDERS' EQUITY (DEFICIENCY)
                                         ---------------------------------
Preferred stock, $0.001 par value
     10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
    100,000,000 shares authorized,
      2,500,000 shares issued                                                          2,500               2,500
Paid in capital                                                                       22,500              22,500
Deficit accumulated during the pre-exploration stage                            (     63,345)       (     59,426)
                                                                                ------------         ------------
                                                                                (     38,345)       (     34,426)
                                                                                ------------         ------------
                                                                             $         1,892     $           791
                                                                                ============         ============



                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A Pre-Exploration Stage Company)
                        INTERIM STATEMENTS OF OPERATIONS
           for the three and six months ended June 30, 2004 and 2003, and for the period May 7, 2001 (Date of Incorporation) to June 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                                                            May 7, 2001
                                                                                                           (Date of Incor
                                                                                                             poration) to
                                       Three months ended June 30,         Six months ended June 30,           June 30,
                                         2004              2003              2004              2003              2004
                                         ----              ----              ----              ----              ----
Expenses
   Accounting and legal fees        $           500  $           445   $         1,000   $         2,770      $     38,547
   Administration fees                            -                -                 -                 -            10,000
   Bank charges                                  39               17                57                86               486
   Consulting fees                                -                -                 -                 -             5,000
   Filing fees                                  375                -               750             1,468             7,302
   Incorporation costs                            -                -                 -                 -               900
   Mineral property costs
    - Note 3                                    112                -             2,112                 -            10,630
   Office and miscellaneous                       -                -                 -                 -               480
                                        -----------       ----------        ----------        ----------        ----------
Loss for the period                    (      1,026)    (        462)     (      3,919)     (      4,324)       (   73,345)
Other item:
Write-off of accounts
 payable                                          -                -                                   -            10,000
                                        -----------       ----------        ----------        ----------         ----------
Net loss for the period             $  (      1,026) $  (        462)  $  (      3,919)  $  (      4,324)     $ (   63,345)
                                        ===========       ==========        ==========        ==========         ==========
Basic loss per share                $  (      0.00)  $  (      0.00)   $  (      0.00)   $  (      0.00)
                                        ===========       ==========        ==========        ==========
Weighted average number of
 shares outstanding                       2,500,000        2,500,000         2,500,000         2,500,000
                                        ===========       ==========        ==========        ==========






                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A Pre-exploration Stage Company)
                         INTERIM STATEMENT OF CASH FLOWS
                for the six months ended June 30, 2004, and 2003
    and for the period May 7, 2001 (Date of Incorporation) to June 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                                                   May 7, 2001
                                                                                                 (Date of Incor-
                                                                    Six months ended               poration) to
                                                                        June 30,                    June 30,
                                                                 2004               2003               2004
                                                                 ----               ----               ----
Cash Flows from Operating Activities
   Net loss for the period                                  $ (      3,919)    $ (      4,324)    $ (      63,345)
   Item not affecting cash:
   Write-off of accounts payable                                         -                  -       (      10,000)
   Changes in non-cash working capital items
    Accounts payable and accrued liabilities                         1,375              1,238              31,595
                                                                ----------         -----------         -----------
                                                              (      2,544)      (      3,086)      (      41,750)
                                                                ----------         -----------         -----------
Cash Flows from Financing Activities
   Capital stock issued                                                   -                  -             25,000
   Due to related party                                              3,645              2,000              18,642
                                                                ----------         -----------         ----------
                                                                     3,645              2,000              43,642
                                                                ----------         -----------         ----------
Increase (decrease) in cash during the period                        1,101       (      1,086)              1,892

Cash, beginning of the period                                          791              2,275                   -
                                                                ----------         -----------         ----------
Cash, end of the period                                     $        1,892     $        1,189     $         1,892
                                                                ==========         ===========         ==========
Supplemental disclosure of cash flow information:
   Cash paid for:
     Interest                                               $             -    $             -    $             -
                                                                ===========        ===========         ===========
     Income taxes                                           $             -    $             -    $             -
                                                                ===========        ===========         ===========



                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A Pre-exploration Stage Company)
             INTERIM STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      for the period May 7, 2001 (Date of Incorporation) to June 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

                                                                                        Deficit
                                                                                      Accumulated
                                             Common Shares             Additional     During the Pre-
                                             -------------              Paid-in        Exploration
                                         Number        Par Value        Capital           Stage             Total
                                         ------        ---------        -------           -----             -----
Capital stock issued
   For cash - at $0.01                    2,500,000 $        2,500  $       22,500  $            -     $       25,000

Net loss for the period                           -              -               -     (    16,411)       (    16,411)
                                          ----------     ----------      ---------      ----------          ----------
Balance, as at
 December 31, 2001                        2,500,000          2,500          22,500     (    16,411)             8,589
Net loss for the year                             -              -               -     (    44,238)       (    44,238)
                                          ----------     ----------      ---------      ----------          ----------
Balance, as at
 December 31, 2002                        2,500,000 $        2,500  $       22,500  $  (    60,649)    $  (    35,649)
Net Income for the year                           -              -               -           1,223              1,223
                                          ----------     ----------      ---------      ----------          ----------
Balance, as at
 December 31, 2003                        2,500,000 $        2,500  $       22,500  $  (    59,426)    $  (    34,426)
Net loss for the period                                                                (     3,919)       (     3,919)
                                          ----------     ----------      ----------     ----------          ----------
Balance, as at
 June 30, 2004                            2,500,000 $        2,500  $       22,500  $  (    63,345)    $  (    38,345)
                                          ==========     ==========      ==========     ==========          ==========


                             SEE ACCOMPANYING NOTES

                             BIGINNING VENTURES INC.
                        (A Pre-exploration Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                  June 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   -----------

Note 1        Interim Reporting
              -----------------

              While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. All adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the company's December 31, 2003 financial statements.

Note 2        Continuance of Operations
              -------------------------

              The financial statements have been prepared using generally accepted accounting principles accepted in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As at June 30, 2004, the Company had a working capital deficiency of $38,345, which is not sufficient to meet its planned business objectives or to fund mineral property expenditures and ongoing operations for the next fiscal year. The Company has accumulated losses of $63,345 since its commencement. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.

Note 3        Commitments
              -----------

              i)  Mineral Lease

                  By a lease agreement effective June 30, 2001 and amended on June 24, 2002, December 31, 2002 and January 9, 2004 the Company was granted the exclusive right to explore and mine the OOPA-1 resource property located in Washoe County of the State of Nevada. The term of this lease is for 20 years, renewable for an additional 20 years so long as the conditions of the lease are met. Minimum advance royalty payments and performance commitments are as follows:

                  Minimum Advance Royalty Payments:

                    The owner shall be paid a royalty of 4% of the net smelter returns from all production. In respect to this royalty, the Company is required to pay minimum advance royalty payments of the following:

                    - $5,000 upon execution (paid) and $3,000 (paid) for extensions of the agreement
                    - $2,000 upon execution of the amended agreement dated January 9, 2004 (paid);
                    -  $5,000 by July 9, 2004 (paid subsequent to the period);

BigInning Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Interim Financial Statements
June 30, 2004
(Stated in US Dollars) - Page 2
-------------------------------


Note 3        Commitments - (cont'd)
              -----------

              i)  Mineral Lease - (cont'd)

                  Minimum Advance Royalty Payments:
                    -   $10,000 by January 9, 2005; and
                    - Each annual payment thereafter of US $50,000 plus an annual increase or decrease equivalent to the rate of inflation designated by the Consumer's Price Index for that year with execution year as the base year. Each such payment shall be made by January 1 of each successive year of the lease.

                    The Company can reduce the net smelter return to 0.5% by payment of a buy-out price of $5,000,000. Advance royalty payments made to the date of the buy-out will be applied to reduce the buy-out price.

                  Performance Commitment:

                    In the event that the Company terminates the lease after June 1 of any year, it is required to pay all federal and state mining claim maintenance fees for the next assessment year. The Company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the Company's activities on the property.

              ii) Capital Stock

                  The Company has filed a prospectus with the Securities and Exchange Commission on Form SB-2 for the sale and issue of up to 2,250,000 shares at $0.05 per share subject to regulatory approval.

Until September 28, 2004 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            BIGINNING VENTURES, INC.
                         [AN EXPLORATION STAGE COMPANY]
                          1,250,000 SHARES COMMON STOCK
                                 $0.10 PER SHARE

                                   PROSPECTUS
                            BIGINNING VENTURES, INC.
                               15490 CLIFF AVENUE
                            WHITE ROCK, B. C. V4B 1V6
                                     CANADA
                               September 28, 2004


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.  Article XII of the articles of incorporation of BigInning, filed as Exhibit
    3.1 to the Registration Statement.

2. Article XI of the bylaws of BigInning, filed as Exhibit 3.2 to the Registration Statement.

3.  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making BigInning responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                     AMOUNT*

     SEC Registration fee                                            $31.25
     Blue sky fees and expenses                                   $1,000.00
     Legal fees and expenses                                     $10,000.00
     Printing and shipping expenses                               $1,000.00
     Accounting fees and expenses                                 $5,000.00
     Transfer and Miscellaneous expenses                          $1,000.00
                                           --------------------------------
     Total                                                       $18,031.25

* All expenses are estimated except the Commission filing fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with the organization of BigInning, our founding shareholder, Martin Lehn, has paid an aggregate of $25,000 cash to purchase 2,500,000 shares of common stock of our company. This transaction was not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to persons affiliated with the issuer. As a founding shareholder, these shares are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.

ITEM 27.    EXHIBITS INDEX.

NUMBER         EXHIBIT NAME

1.1          Subscription Agreement*
1.2          Subscription Agreement of Martin Lehn*
3.1          Articles of Incorporation*
3.2          By-Laws*
4.1          Specimen Stock Certificate*
5.1          Opinion Regarding Legality*
10.1         Mining Lease*
10.2         Mining Claim*
10.3         Mining Lease Amendment*
23.1         Consent of Amisano Hanson
23.2         Consent of Kennan E. Kaeder*
23.3         Consent of Edward P. Braun*

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our articles of incorporation and by-Laws.

* Previously Filed

ITEM 28. UNDERTAKINGS.

The undersigned registrant undertakes:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of White Rock, B.C., on September 28, 2004.


(Registrant) BigInning, Inc.



By (signature and title)          /s/   MARTIN LEHN
                                        President and
                                        Principal Executive Officer



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature)      /s/       MARTIN LEHN
(title)                    Secretary



(date)                     September 28, 2004



(signature)      /s/       MARTIN LEHN



(title)                    Principal Accounting Officer
(date)                     September 28, 2004



INDEX TO EXHIBITS

SEC REFERENCE
   NUMBER          TITLE OF DOCUMENT

 1.1         Subscription Agreement*
 1.2         Subscription Agreement of Martin Lehn*
 3.1         Articles of Incorporation*
 3.2         Bylaws*
 4.1         Specimen Stock Certificate*
 5.1         Opinion Regarding Legality*
10.1         Mining Lease*
10.2         Mining Claim*
10.3         Mining Lease Amendment
23.1         Consent of Amisano Hanson
23.2         Consent of Kennan E. Kaeder*
23.3         Consent of Edward P. Braun*

* Previously Filed

================================================================================
EXHIBIT 10.3

                             BIGINNING VENTURES INC.
                               15490 Cliff Avenue
                          White Rock, British Columbia
                                     Canada

January 9, 2004

Larry G. Martin
3154 Clan Alpine
Sparks, Nevada
89434

Dear Sir:


Re:      Oopa Project, Washoe County - Mineral Claims Lease

We hereby confirm our agreement to amend our Lease Agreement dated effective June 30, 2001, as amended, by replacing paragraph G of the original agreement with the following:

"G.  Schedule of Minimum  Payments.  The Lessee shall pay to the Lessor  minimum
 ----------------------------------
payments, which shall be advance payments of the Royalty, of US$2,000 upon execution of this lease. The Lessee may extend this lease upon payment of the following:

1.       Pay Lessor an additional US$5,000 by July 9, 2004;

2.       Pay Lessor an additional US$10,000 by January 9, 2005; and

3. Each annual payment thereafter shall be US$50,000 plus an annual increase or decrease equivalent to the rate of inflation designated by the Consumer's Price Index for that year with execution year as base year. Each such payment shall be made by January 9 of each successive year of the lease."

If the foregoing accurately sets forth your understanding of our agreement, kindly sign this Agreement where indicated below, which will then form a binding agreement between us, subject only to the terms and conditions aforesaid.

Yours truly,

BIGINNING VENTURES, INC.

PER: /s/ Martin Lehn                          Agreed and accepted on
                                              January 27, 2004
MARTIN LEHN
President                                     /s/ Larry C. Martin
                                              ----------------------
                                                  Larry C. Marin

================================================================================
EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the use in this Registration Statement of Amendment No. 8 of Form SB-2 for BigInning, Inc. of our report dated June 16, 2004, relating to the financial statements of BigInning, Inc., as of December 31, 2003 and the reference to our firm as experts in the Registration Statement.







Vancouver, Canada                                            /s/ Amisano Hanson
September 8, 2004                                        CHARTERED  ACCOUNTANTS